Exhibit (d)(121)
Schedule
To
MASTER INVESTMENT ADVISORY AGREEMENT
BETWEEN
THE VANTAGEPOINT FUNDS
AND
VANTAGEPOINT INVESTMENT ADVISERS, LLC
List of Funds Covered by this Agreement and Fee Schedule

Name of Fund	Annual Rate of Fee	Effective Date
	(as of % of Average Daily Net Assets)
Aggressive Opportunities Fund	0.10%	Mar. 1, 1999
International Fund	0.10%	Mar. 1, 1999
Growth Fund	0.10%	Mar. 1, 1999
Growth & Income Fund	0.10%	Mar. 1, 1999
Equity Income Fund	0.10%	Mar. 1, 1999
Inflation Protected Securities Fund	0.10%	Mar. 1, 1999
Low Duration Bond Fund	0.10%	Dec. 1, 2000
Overseas Equity Index Fund	0.05%	Mar. 1, 1999
Mid/Small Company Index Fund	0.05%	Mar. 1, 1999
Broad Market Index Fund	0.05%	Mar. 1, 1999
500 Stock Index Fund	0.05%	Mar. 1, 1999
Core Bond Index Fund	0.05%	Mar. 1, 1999
Model Portfolio Savings Oriented Fund	0.10% up to and including the first $500 million 0.09% over $500 million up to $1 billion 0.08% over $1 billion	July 1, 2005

Model Portfolio Conservative Growth Fund	0.10% up to and including the first $500 million 0.09% over $500 million up to $1 billion 0.08% over $1 billion	July 1, 2005

Model Portfolio Traditional Growth Fund	0.10% up to and including the first $500 million 0.09% over $500 million up to $1 billion 0.08% over $1 billion	July 1, 2005

Model Portfolio Long-Term Growth Fund	0.10% up to and including the first $500 million 0.09% over $500 million up to $1 billion 0.08% over $1 billion	July 1, 2005

Model Portfolio All-Equity Growth Fund	0.10% up to and including the first $500 million 0.09% over $500 million up to $1 billion 0.08% over $1 billion	July 1, 2005
     Approved: March 1, 1999

Last amended: March 26, 2011
IN WITNESS WHEREOF, the parties hereto have caused this amended Schedule to be executed by their officers designated below as of the 26th day of March, 2011.

THE VANTAGEPOINT FUNDS
By:	/s/ Angela Montez
Angela Montez
Secretary

Approved by:	/s/ Wayne Wicker
Wayne Wicker
Senior Vice President and Chief Investment Officer
Vantagepoint Investment Advisers, LLC

VANTAGEPOINT INVESTMENT ADVISERS, LLC
By:	/s/ Angela Montez
Angela Montez
Assistant Secretary ICMA Retirement Corporation

Approved by:	/s/ Wayne Wicker
Wayne Wicker
Senior Vice President and Chief Investment Officer
Vantagepoint Investment Advisers, LLC

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